Exhibit 99.1

OpenText Reports Third Quarter Fiscal 2011 Financial Results

Waterloo, ON, April 27, 2011—Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), today announced unaudited financial results for its third quarter ended March 31, 2011. (1)

Total revenue for the third quarter of fiscal 2011 was $263.0 million, up 23.6% compared to $212.8 million for the same period in the prior fiscal year. License revenue for the third quarter of fiscal 2011 was $67.8 million, up 37.0% compared to $49.5 million for the same period in the prior fiscal year.

Adjusted net income for the third quarter of fiscal 2011 was $52.5 million or $0.90 per share on a diluted basis, up 30.3% compared to $40.3 million or $0.70 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $35.8 million or $0.61 per share on a diluted basis, compared to $13.1 million or $0.23 per share on a diluted basis for the same period in the prior fiscal year. (2)

Operating cash flow in the third quarter of fiscal 2011 was $82.3 million, compared to $78.0 million for the same period in the prior fiscal year.

The cash and cash equivalents balance as of March 31, 2011 was $237.7 million. Accounts receivable as of March 31, 2011 totaled $150.2 million, compared to $132.1 million as of June 30, 2010 and Days Sales Outstanding (DSO) was 49 days in the third quarter of fiscal 2011, compared to 52 days in the third quarter of fiscal 2010.

“I am pleased with our performance this quarter,” said John Shackleton, President and Chief Executive Officer of OpenText. “With strong sales in all geographies, we are seeing increased demand for both compliance based solutions and productivity centric applications that integrate workflow processes with ERP systems.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

OpenText will host a conference call on April 27, 2011 at 5:00 p.m. ET to discuss its final financial results.

Date:	Wednesday, April 27, 2011
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3419 866-250-4892 (Toll Free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning April 27, 2011 at 7:00 p.m. ET through 11:59 p.m. on May 11, 2011 and can be accessed by dialing 416-640-1917 and using passcode 4431709 followed by the number sign.

For more information or to listen to the call via web cast, please use the following link:

http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000Uo1wIAC

About OpenText

OpenText (TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2011 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangible assets, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures for the three and nine months ended March 31, 2011, as referred to in this press release:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended March 31, 2011	Percentage	Nine months ended March 31, 2011	Percentage	OpenText Fiscal 2011 Target Model
Revenue:
License	$67,794	25.8%	$189,644	25.3%	25-30%
Customer Support	143,126	54.4%	409,585	54.8%	52-57%
Service and Other	52,037	19.8%	148,621	19.9%	18-23%

Total Revenue	262,957		747,850
Cost of revenues (excluding amortization of acquired technology-based intangible assets)	70,301		196,435

Gross profit (excluding amortization of acquired technology-based intangible assets)	192,656	73.3%	551,415	73.7%	73-75%

Operating expenses:
Research & Development	41,324	15.7%	106,555	14.2%	14-16%
Sales & Marketing	61,132	23.2%	163,915	21.9%	21-23%
General & Administrative	23,323	8.9%	62,611	8.4%	8-10%
Depreciation	5,917	2.3%	16,050	2.1%	2%

	131,696		349,131
Gross profit less operating expenses	60,960		202,284
Add: Share -based compensation expense	3,095		8,431

Non GAAP-based Adjusted Operating Margin	64,055	24.4%	210,715	28.2%	25-30%
Less: Interest expense	2,977		9,585

Sub-total	61,078		201,130
Less: tax @ 14%	8,551		28,158

Non GAAP-based Adjusted Net Income	$52,527		$172,972

Non GAAP-based Adjusted Net Income per share	$0.90		$2.98

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended March 31, 2011		Nine months ended March 31, 2011
Non GAAP-based Adjusted Operating Margin	$64,055		$210,715
Less:
Amortization	27,779		77,683
Share-based compensation expense	3,095		8,431
Special charges	4,437		11,093
Other (income) expense, net	(2,905)		618
Interest expense, net	2,977		9,585
GAAP-based provision for (recovery of) income taxes	(7,158)		8,694

GAAP-based net income for the period	$35,830		$94,611

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:
In ‘000s of USD (except per share data)		Per share		Per share
Non GAAP-based Adjusted Net Income	$52,527	$0.90	$172,972	$2.98
Less:
Amortization	27,779	0.48	77,683	1.34
Share-based compensation expense	3,095	0.05	8,431	0.14
Special charges	4,437	0.08	11,093	0.19
Other (income) expense, net	(2,905)	(0.05)	618	0.01
GAAP-based provision for (recovery of) income taxes	(7,158)	(0.12)	8,694	0.15
Tax provision on non GAAP-based adjusted net income (per above), @14%	(8,551)	(0.15)	(28,158)	(0.48)

GAAP-based net income for the period	$35,830	$0.61	$94,611	$1.63

* Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

The following tables present non GAAP-based measures and their reconciliation to GAAP, for the three and nine months ended March 31, 2010:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended March 31, 2010	Percentage	Nine months ended March 31, 2010	Percentage	OpenText Fiscal 2010 Target Model
Revenue:
License	$49,527	23.3%	$169,547	25.2%	25-30%
Customer Support	124,443	58.5%	378,375	56.3%	50-55%
Service and Other	38,807	18.2%	124,067	18.5%	20-25%

Total Revenue	212,777		671,989
Cost of revenues (excluding amortization of acquired technology-based intangible assets).	55,835		175,767

Gross profit (excluding amortization of acquired technology-based intangible assets).	156,942	73.8%	496,222	73.8%	72-75%
Operating expenses:
Research & Development	31,654	14.9%	97,543	14.5%	14-16%
Sales & Marketing	45,983	21.6%	150,564	22.4%	24-26%
General & Administrative	18,405	8.6%	62,007	9.2%	9-10%
Depreciation	4,437	2.1%	12,982	1.9%	2%

	100,479		323,096
Gross profit less operating expenses	56,463		173,126
Add: Share -based compensation expense **	1,334		3,990

Non GAAP-based Adjusted Operating Margin	57,797	27.2%	177,116	26.4%	22-27%
Less: Interest expense	2,625		8,387

Sub-total	55,172		168,729
Less: tax @ 27%	14,896		45,557

Non GAAP-based Adjusted Net Income	$40,276		$123,172

Non GAAP-based Adjusted Net Income per share	$0.70		$2.15

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:
In ‘000s of USD	Three months ended March 31, 2010		Nine months ended March 31, 2010
Non GAAP-based Adjusted Operating Margin	$57,797		$177,116
Less:
Amortization	23,954		70,900
Share-based compensation expense	1,334		3,990
Special charges	6,083		35,095
Other expense, net	5,554		3,785
Interest expense, net	2,625		8,387
GAAP-based provision for income taxes	5,133		18,914

GAAP-based net income for the period	$13,114		$36,045

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:
In ‘000s of USD (except per share data)		Per share		Per share
Non GAAP-based Adjusted Net Income	$40,276	$0.70	$123,172	$2.15
Less:
Amortization	23,954	0.41	70,900	1.24
Share-based compensation expense	1,334	0.02	3,990	0.07
Special charges	6,083	0.11	35,095	0.61
Other expense, net	5,554	0.10	3,785	0.07
GAAP-based provision for income taxes	5,133	0.09	18,914	0.33
Tax on non GAAP-based adjusted net income (per above), @27%	(14,896)	(0.26)	(45,557)	(0.80)

GAAP-based net income for the period	$13,114	$0.23	$36,045	$0.63

* Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

** For the three and nine months ended March 31, 2010, nil and $3.2 million, respectively, of share-based compensation was included within Special charges.

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2011:

	Three months ended March 31, 2011
Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	9%	9%
CHF	5%	2%
CAD	9%	27%
USD	43%	31%
Others	9%	11%

Total	100%	100%

	Nine months ended March 31, 2011
Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	9%	9%
CHF	5%	3%
CAD	8%	28%
USD	44%	30%
Others	9%	10%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext. 2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	March 31, 2011	June 30, 2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$237,747	$326,192
Accounts receivable trade, net of allowance for doubtful accounts of $5,446 as of March 31, 2011 and $4,868 as of June 30, 2010	150,160	132,143
Income taxes recoverable	26,478	44,509
Prepaid expenses and other current assets	33,567	21,086
Deferred tax assets	19,048	20,242

Total current assets	467,000	544,172
Capital assets	73,526	54,286
Goodwill	832,558	666,055
Acquired intangible assets	374,321	328,193
Deferred tax assets	45,447	30,420
Other assets	20,920	16,896
Deferred charges	55,407	27,558
Long-term income taxes recoverable	52,814	48,102

Total assets	$1,921,993	$1,715,682

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,066	$119,604
Current portion of long-term debt	15,787	15,486
Deferred revenues	256,382	219,752
Income taxes payable	32,814	39,666
Deferred tax liabilities	3,641	28,384

Total current liabilities	435,690	422,892
Long-term liabilities:
Accrued liabilities	13,057	15,755
Deferred credits	5,323	—
Pension liability	18,584	15,888
Long-term debt	282,781	285,026
Deferred revenues	11,613	10,085
Long-term income taxes payable	106,963	64,699
Deferred tax liabilities	43,406	13,459

Total long-term liabilities	481,727	404,912
Shareholders’ equity:
Share capital
57,236,987 and 56,825,995 Common Shares issued and outstanding at March 31, 2011 and June 30, 2010, respectively; Authorized Common Shares: unlimited	612,445	602,868
Additional paid-in capital	71,174	61,298
Accumulated other comprehensive income	59,154	44,021
Retained earnings	288,302	193,691
Treasury stock, at cost (572,413 and 307,579 shares, respectively at March 31, 2011 and June 30, 2010)	(26,499)	(14,000)

Total shareholders’ equity	1,004,576	887,878

Total liabilities and shareholders’ equity	$1,921,993	$1,715,682

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2011	2010	2011	2010
Revenues:
License	$67,794	$49,527	$189,644	$169,547
Customer support	143,126	124,443	409,585	378,375
Service and other	52,037	38,807	148,621	124,067

Total revenues	262,957	212,777	747,850	671,989

Cost of revenues:
License	3,772	3,744	12,737	11,522
Customer support	22,699	20,777	63,597	63,209
Service and other	43,830	31,314	120,101	101,036
Amortization of acquired technology-based intangible assets	17,677	15,044	49,524	44,338

Total cost of revenues	87,978	70,879	245,959	220,105

Gross profit	174,979	141,898	501,891	451,884

Operating expenses:
Research and development	41,324	31,654	106,555	97,543
Sales and marketing	61,132	45,983	163,915	150,564
General and administrative	23,323	18,405	62,611	62,007
Depreciation	5,917	4,437	16,050	12,982
Amortization of acquired customer-based intangible assets	10,102	8,910	28,159	26,562
Special charges	4,437	6,083	11,093	35,095

Total operating expenses	146,235	115,472	388,383	384,753

Income from operations	28,744	26,426	113,508	67,131

Other income (expense), net	2,905	(5,554)	(618)	(3,785)
Interest expense, net	(2,977)	(2,625)	(9,585)	(8,387)

Income before income taxes	28,672	18,247	103,305	54,959
Provision for (recovery of) income taxes	(7,158)	5,133	8,694	18,914

Net income for the period	$35,830	$13,114	$94,611	$36,045

Net income per share—basic	$0.63	$0.23	$1.66	$0.64

Net income per share—diluted	$0.61	$0.23	$1.63	$0.63

Weighted average number of Common Shares outstanding—basic	57,133	56,537	57,010	56,106

Weighted average number of Common Shares outstanding—diluted	58,359	57,696	58,132	57,214

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income for the period	$35,830	$13,114	$94,611	$36,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	33,696	28,391	93,733	83,882
Share-based compensation expense	3,095	1,334	8,431	7,154
Excess tax benefits on share-based compensation expense	(1,015)	(207)	(1,577)	(904)
Pension expense	156	152	387	562
Amortization of debt issuance costs	343	330	1,012	1,064
Unrealized (gain) loss on financial instruments	—	2,994	—	(878)
Unrealized gain on marketable securities	—	—	—	(4,353)
Loss on sale and write down of capital assets	12	136	12	136
Deferred taxes	(6,958)	(2,414)	(10,789)	(3,714)
Impairment charges	—	378	—	830
Changes in operating assets and liabilities:
Accounts receivable	(5,131)	22,566	4,538	23,953
Prepaid expenses and other current assets	813	2,017	124	(1,306)
Income taxes	(15,039)	(10,234)	21,820	(18,238)
Deferred charges and credits	95	—	(29,172)	—
Accounts payable and accrued liabilities	(710)	(4,932)	(22,022)	(11,466)
Deferred revenues	37,585	23,000	12,813	(1,029)
Other assets	(445)	1,376	(2,657)	3,233

Net cash provided by operating activities	82,327	78,001	171,264	114,971
Cash flows from investing activities:
Additions of capital assets-net	(11,954)	(3,505)	(26,536)	(15,269)
Purchase of weComm Limited, net of cash acquired	(20,198)	—	(20,198)	—
Purchase of Metastorm Inc., net of cash acquired	(168,657)	—	(168,657)	—
Purchase of StreamServe Inc., net of cash acquired	—	—	(57,221)	—
Purchase of Vignette Corporation, net of cash acquired	—	—	—	(90,600)
Purchase of eMotion LLC, net of cash acquired	—	—	—	(556)
Purchase consideration for prior period acquisitions	(1,392)	(3,167)	(4,206)	(11,407)
Investments in marketable securities	—	—	(668)	—
Maturity of short-term investments	—	7,000	—	45,525

Net cash provided by (used in) investing activities	(202,201)	328	(277,486)	(72,307)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	1,015	207	1,577	904
Proceeds from issuance of Common Shares	4,831	2,795	9,384	8,937
Purchase of Treasury Stock	—	—	(12,499)	—
Repayment of long-term debt	(901)	(873)	(2,661)	(2,607)
Debt issuance costs	—	—	(29)	(1,024)

Net cash provided by (used in) financing activities	4,945	2,129	(4,228)	6,210
Foreign exchange gain (loss) on cash held in foreign currencies	11,893	(6,760)	22,005	(3,365)
Increase (decrease) in cash and cash equivalents during the period	(103,036)	73,698	(88,445)	45,509
Cash and cash equivalents at beginning of the period	340,783	247,630	326,192	275,819

Cash and cash equivalents at end of the period	$237,747	$321,328	$237,747	$321,328